PRINCIPAL UNDERWRITER'S AGREEMENT

IT IS HEREBY AGREED by and between FIDELITY SECURITY LIFE INSURANCE COMPANY ("INSURANCE COMPANY") on behalf of the separate accounts listed on Schedule 1 hereof (hereinafter the "Separate Accounts") and NATIONAL PENSION AND GROUP CONSULTANTS, INC. ("PRINCIPAL UNDERWRITER") as follows:

                                        I

INSURANCE COMPANY proposes to issue and sell certain individual variable deferred annuity contracts with flexible purchase payments (the "Contracts") of the Separate Accounts to the public through PRINCIPAL UNDERWRITER. The PRINCIPAL UNDERWRITER agrees to provide sales service subject to the terms and conditions hereof. The Contracts to be sold are more fully described in the registration statements and prospectuses hereinafter mentioned. Such Contracts will be issued by INSURANCE COMPANY through the Separate Accounts.

                                       II

INSURANCE COMPANY grants PRINCIPAL UNDERWRITER the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Contracts issued through the Separate Accounts. PRINCIPAL UNDERWRITER will sell the Contracts under such terms as set by INSURANCE COMPANY and will make such sales to purchasers permitted to buy such Contracts as specified in the prospectuses.

                                       III

PRINCIPAL UNDERWRITER shall be compensated for its distribution services in such amount as to meet all of its obligations to selling broker-dealers with respect to all Purchase Payments accepted by INSURANCE COMPANY on the Contracts covered hereby.

                                       IV

On behalf of the Separate Accounts, INSURANCE COMPANY shall furnish PRINCIPAL UNDERWRITER with copies of all prospectuses, financial statements and other documents which PRINCIPAL UNDERWRITER reasonably requests for use in connection with the distribution of the Contracts. INSURANCE COMPANY shall provide to
PRINCIPAL UNDERWRITER such number of copies of the current effective prospectuses as PRINCIPAL UNDERWRITER shall request.

                                        V

PRINCIPAL UNDERWRITER is not authorized to give any information, or to make any representations concerning the Contracts or the Separate Accounts of INSURANCE COMPANY other than those contained in the current registration statements or prospectuses relating to the Separate Accounts filed with the Securities and Exchange Commission or such sales literature as may be authorized by INSURANCE COMPANY.

                                       VI

Both parties to this Agreement agree to keep the necessary records as indicated by applicable state and federal law and to render the necessary assistance to one another for the accurate and timely preparation of such records.

                                       VII

This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by PRINCIPAL UNDERWRITER.

This Agreement may at any time be terminated by either party hereto upon 60 days' written notice to the other party. This Agreement may at any time also be terminated by either party hereto as to only one of the Separate Accounts upon 60 days' written notice to the other party with no effect as to the other Separate Account.

                                      VIII

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

EXECUTED this ____ day of ___________, 2004.

                                           INSURANCE COMPANY

                                           FIDELITY SECURITY LIFE INSURANCE
                                           COMPANY


                                           BY:_______________________________

ATTEST:________________________


                                           PRINCIPAL UNDERWRITER

                                           NATIONAL PENSION AND GROUP
                                           CONSULTANTS, INC.


                                           BY:_______________________________

ATTEST:________________________



                                   SCHEDULE 1

FSL Separate Account M
LPLA Separate Account One